As  filed  with  the  Securities  and  Exchange  Commission on December 20, 2004

                                                 Registration No. 333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                _________________

                        N-VIRO INTERNATIONAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                   34-1741211
   (State  of  other  jurisdiction  of              (I.R.S. Employer
     incorporation  or organization)               Identification  No.)

                         3450 Central Avenue, Suite 328
                               Toledo, Ohio 43606
                             Telephone: 419-535-6374
          (Address and telephone number of principal executive offices)

             N-VIRO INTERNATIONAL CORPORATION 2004 STOCK OPTION PLAN
                              (Full Title of Plan)

     Phillip  Levin                          Copy  to:
     Chief  Executive  Officer               D.  Kerry  Crenshaw,  Esq.
     and  President                          Clark  Hill  PLC
     N-Viro  International  Corporation      500  Woodward  Avenue
     3450  Central  Avenue,  Suite  328      Suite  3500
     Toledo,  Ohio  43606                    Detroit,  MI  48226-3435
     (419)  535-6374                         (419)  965-8300

                       (Name, Address and Telephone Number
                              of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

TITLE OF                                PROPOSED MAXIMUM   PROPOSED MAXIMUM         AMOUNT OF
SECURITIES                                 AMOUNT TO      OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
TO BE REGISTERED                         BE REGISTERED          SHARE*               PRICE*              FEE
Common Stock, par value $.01 per share  1,000,000 shares  $              2.20  $         2,200,000  $         279

* Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices for the Registrant's Common Stock reported on the Over The Counter Bulletin Board on December 16, 2004.

Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of the Registrant's Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all of such additional common stock.



                                     PART I

     The documents containing the information required by this Part I will be sent or given to participants in the Plan by first class mail or hand delivery. These documents and those incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act of 1933, as amended.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

          The following documents previously filed by N-Viro International Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) The Company's latest Annual Report on Form 10-K for the year ended December 31, 2003.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003.

(c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), is contained in the Registration Statement on Form 8-A of the Company filed pursuant to Section 12 of the Exchange Act on May 14, 1993, including all amendments and reports updating such description.

          All other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this Registration Statement from the date of filing of each such document. Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference in this Registration Statement, shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, as the case may be, modifies or supersedes such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

          Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

          Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

          Article 8 of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL"), as the same may be amended and supplemented, indemnify each director and officer of the Company from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled to under any bylaw, agreement, vote of stockholders, vote of disinterest directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the DGCL.

          The Company's Amended and Restated By-Laws (the "By-Laws") provide that the Company shall indemnify, to the extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

          Not  applicable.

ITEM  8.  EXHIBITS.

          See  Exhibit  Index  below.

ITEM  9.  UNDERTAKINGS.

     (a)  The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

          (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 20th day of December, 2004.

                                   N-VIRO  INTERNATIONAL  CORPORATION

                                   By:  /s/  Phillip  Levin
                                     ----------------------
                                     Phillip  Levin
                                     President  and  Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons (or by their designated attorney-in-fact) in the capacities and on the dates indicated.





SIGNATURE                                      TITLE                        DATE
-------------------------------  ----------------------------------  ------------------

  /s/   Phillip Levin . . . . .  President, Chief Executive          October 1, 2004
-------------------------------
Phillip Levin*. . . . . . . . .  Officer, Chairman of the Board
                                    and Director


  /s/   James K. McHugh . . . .  Chief Financial Officer, Secretary  December 20, 2004
-------------------------------
James K. McHugh . . . . . . . .  and Treasurer


  /s/   Christopher J. Anderson  Director                            October 1, 2004
-------------------------------
Christopher J. Anderson*


  /s/   Brian P. Burns. . . . .  Director                            September 30, 2004
-------------------------------
Brian P. Burns*


  /s/   R. Francis DiPrete. . .  Director                            October 1, 2004
-------------------------------
R. Francis DiPrete*


  /s/   Daniel J. Haslinger . .  Director                            November 19, 2004
-------------------------------
Daniel J. Haslinger*


  /s/   Terry J. Logan. . . . .  Director                            October 1, 2004
-------------------------------
Terry J. Logan, Ph. D.*


  /s/   Michael G. Nicholson. .  Director                            October 8, 2004
-------------------------------
Michael G. Nicholson*


  /s/   Joseph H. Scheib. . . .  Director                            December 20, 2004
-------------------------------
Joseph H. Scheib*


  /s/   Carl Richard. . . . . .  Director                            December 16, 2004
-------------------------------
Carl Richard  *


*By:  /s/  James  K.  McHugh
    ------------------------
     James  K.  McHugh,  Attorney-in-Fact



                                  EXHIBIT INDEX


          The following exhibits are filed herewith as part of this registration statement:



EXHIBIT NO.  EXHIBIT
-----------  ------------------------------------------------------------

3.1          Amendment to the Certificate of Incorporation of the
              Company, incorporated by reference to Exhibit 3.4 of the Company's Annual Report on Form 10-K, dated April 14,
              2004, on file with the Commission.


3.2          Amended and Restated Certificate of Incorporation of the
              Company, incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K, dated April 14,
              2004, on file with the Commission.


3.3          Amended and Restated By-Laws of the Company,
              incorporated by reference to Exhibit 3.7 of the Company's
              Annual Report on Form 10-K, dated April 14, 2004, on file with the Commission.


4.1          Certificate of Designation of the Series A Redeemable
              Preferred Stock of the Company, incorporated by reference to Exhibit 3.3 of the Company's Annual Report on Form
              10K, dated April 14, 2004, on file with the Commission.


4.2          N-Viro International Corporation 2004 Stock Option Plan,
              incorporated by reference to Appendix B of the Company's
              2004 Proxy Statement, on file with the Commission.


5.1          Opinion of Clark Hill PLC, as to the legality of the
              securities being registered.


23.1         Consent of Hausser + Taylor, LLP, independent auditors.


23.2         Consent of Follmer Rudzewicz PLC, independent auditors.


23.3         The consent of Clark Hill PLC, to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.


24.1         Powers of Attorney
